UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 10, 2015

Date of Report (Date of earliest event reported)

SUCCESS HOLDING GROUP INTERNATIONAL, INC.
(Exact name of Company as specified in its charter)

Nevada	333-188563	99-0378256
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

531 Airport North Office Park Fort Wayne, Indiana	46825
(Address of principal executive offices)	(Zip Code)

(260) 450-1982

Company’s telephone number, including area code

____________________________________________

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Company's Certifying Accountant.

Previous independent registered public accounting firm

On August 10, 2015, Success Holding Group International, Inc. (the "Registrant" or the 'Company") was notified by RBSM LLP ("RBSM"), that the firm resigned as the Registrant's independent registered public accounting firm. RBSM was engaged by the Company on March 27, 2015. RBSM did not issue an audit report on the Company’s December 31, 2014 and February 28, 2014 financial statements.

Since RBSM did not issue any report on the Company’s financial statements, none exist that contain an adverse opinion or disclaimer of opinion, or were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended December 31, 2013 and 2014 and through August 10, 2015: (i) there have been no disagreements with RBSM on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of RBSM, would have caused it to make reference to the subject matter of the disagreement in connection with its reports for such periods and (ii) there were no "reportable events" as defined in Item 304(a)(1)(v) of Regulation S-K.

The Company provided RBSM with a copy of this disclosure set forth under this Item 4.01 and was requested to furnish a letter addressed to the Securities & Exchange Commission stating whether or not it agrees with the above statements. A copy of the letter from RBSM is attached hereto as Exhibit 16.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
16.1	Letter from RBSM LLP, dated August 13, 2015

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUCCESS HOLDING GROUP INTERNATIONAL, INC.

Date: August 13, 2015	By:	/s/ Brian Kistler
Brian Kistler
President